EXHIBIT 99.1

Yelp Reports First Quarter 2021 Financial Results

First quarter Net Revenue of $232 million, Net Loss of $6 million
Adjusted EBITDA increased by 159% year over year to $44 million
Raises full year 2021 Business Outlook and now expects $1 billion to $1.02 billion of Net Revenue and $175 million to $195 million of Adjusted EBITDA*

SAN FRANCISCO--(BUSINESS WIRE)--May 6, 2021--Yelp Inc. (NYSE: YELP), the company that connects people with great local businesses, today posted its financial results for the first quarter ended March 31, 2021 in the Q1 2021 Shareholder Letter available on its Investor Relations website at www.yelp-ir.com.

“Yelp’s mission of connecting people with great local businesses has never been more important, as local economies begin to recover and people return to businesses in their community,” said Jeremy Stoppelman, Yelp co-founder and CEO. “At the same time, our strategic initiatives continued to gain momentum in the first quarter, achieving record retention and revenue from our Services categories and Self-serve channel. This progress reflects the success of our increased focus on product innovation and more efficient go-to-market approach, which together lay the foundation for our next stage of growth, and positions us well in 2021 and beyond.”

*Yelp has not reconciled its Adjusted EBITDA outlook to GAAP Net income (loss) because it does not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other income, net and Provision for (benefit from) income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because Yelp cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.

Quarterly Conference Call
Yelp will host a live Q&A session today at 2:00 p.m. Pacific Time to discuss the first quarter financial results and outlook for the second quarter and full year of 2021. The webcast of the Q&A can be accessed on the Yelp Investor Relations website at www.yelp-ir.com. A replay of the webcast will be available at the same website.
About Yelp
Yelp Inc. (www.yelp.com) connects people with great local businesses. With unmatched local business information, photos, and review content, Yelp provides a one-stop local platform for consumers to discover, connect, and transact with local businesses of all sizes by making it easy to request a quote, join a waitlist, and make a reservation, appointment, or purchase. Yelp was founded in San Francisco in July 2004.
Yelp intends to make future announcements of material financial and other information through its Investor Relations website. Yelp will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls, or webcasts, as required by applicable law.

Forward-Looking Statements
This press release contains forward-looking statements relating to, among other things, Yelp’s future performance, including Yelp’s ability to deliver sustainable growth in 2021 and beyond, that are based on its current expectations, forecasts, and assumptions that involve risks and uncertainties.

Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to:

•fluctuations in the number of COVID-19 cases, the pace at which vaccinations are administered in the United States, and the timeframe for the lifting of COVID-19-related shelter-in-place orders and business restrictions;
•the pace of reopening and recovery by local economies and economic recovery in the United States generally;
•Yelp’s ability to maintain and expand its base of advertisers, particularly as many businesses reduce spending on advertising in connection with COVID-19;
•Yelp’s ability to continue to operate effectively with a primarily remote work force and attract and retain key talent;
•Yelp’s limited operating history in an evolving industry;
•Yelp’s ability to generate sufficient revenue to regain profitability, particularly in light of the ongoing impact of COVID-19 and Yelp’s relief initiatives; and
•Yelp’s ability to generate and maintain sufficient high-quality content from its users.

Investor Relations Contact
Kate Krieger
ir@yelp.com

YELP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$588,592	$595,875
Accounts receivable, net	88,750	88,400
Prepaid expenses and other current assets	26,004	28,450
Total current assets	703,346	712,725
Property, equipment and software, net	98,004	101,718
Operating lease right-of-use assets	161,967	168,209
Goodwill	106,914	109,261
Intangibles, net	12,806	13,521
Restricted cash	689	665
Other non-current assets	51,652	48,848
Total assets	$1,135,378	$1,154,947

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$97,292	$87,760
Operating lease liabilities — current	53,564	51,161
Deferred revenue	5,195	4,109
Total current liabilities	156,051	143,030
Operating lease liabilities — long-term	144,238	148,935
Other long-term liabilities	7,989	8,448
Total liabilities	308,278	300,413

Stockholders' equity:
Common stock	—	—
Additional paid-in capital	1,428,890	1,398,248
Treasury stock	(3,313)	(2,964)
Accumulated other comprehensive loss	(9,559)	(6,807)
Accumulated deficit	(588,918)	(533,943)
Total stockholders' equity	827,100	854,534
Total liabilities and stockholders' equity	$1,135,378	$1,154,947

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net revenue	$232,096	$249,901

Costs and expenses:
Cost of revenue (1)	14,874	16,847
Sales and marketing (1)	112,909	137,297
Product development (1)	67,992	67,113
General and administrative (1)	31,861	43,536
Depreciation and amortization	13,083	12,358
Restructuring	20	—
Total costs and expenses	240,739	277,151
Loss from operations	(8,643)	(27,250)
Other income, net	705	2,383
Loss before income taxes	(7,938)	(24,867)
Benefit from income taxes	(2,142)	(9,364)
Net loss attributable to common stockholders	$(5,796)	$(15,503)

Net loss per share attributable to common stockholders
Basic	$(0.08)	$(0.22)
Diluted	$(0.08)	$(0.22)

Weighted-average shares used to compute net loss per share attributable to common stockholders
Basic	75,245	71,548
Diluted	75,245	71,548

(1) Includes stock-based compensation expense as follows:
	Three Months Ended March 31,
	2021	2020
Cost of revenue	$1,108	$1,043
Sales and marketing	8,397	7,696
Product development	20,753	17,755
General and administrative	8,987	5,256
Total stock-based compensation	$39,245	$31,750

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating Activities
Net loss	$(5,796)	$(15,503)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,083	12,358
Provision for doubtful accounts	3,289	15,933
Stock-based compensation	39,245	31,750
Noncash lease cost	10,779	10,378
Deferred income taxes	(2,406)	(7,450)
Other adjustments, net	14	(287)
Changes in operating assets and liabilities:
Accounts receivable	(3,639)	5,024
Prepaid expenses and other assets	3,892	(4,118)
Operating lease liabilities	(6,871)	(6,663)
Accounts payable, accrued liabilities and other liabilities	7,341	(636)
Net cash provided by operating activities	58,931	40,786

Investing Activities
Sales and maturities of marketable securities — available-for-sale	—	164,215
Purchases of marketable securities — held-to-maturity	—	(87,438)
Maturities of marketable securities — held-to-maturity	—	93,200
Purchases of property, equipment and software	(6,005)	(7,053)
Other investing activities	29	295
Net cash (used in) provided by investing activities	(5,976)	163,219

Financing Activities
Proceeds from issuance of common stock for employee stock-based plans	6,049	2,585
Taxes paid related to the net share settlement of equity awards	(16,803)	(11,514)
Repurchases of common stock	(49,528)	—
Net cash used in financing activities	(60,282)	(8,929)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	68	(486)

Change in cash, cash equivalents and restricted cash	(7,259)	194,590
Cash, cash equivalents and restricted cash — Beginning of period	596,540	192,318
Cash, cash equivalents and restricted cash — End of period	$589,281	$386,908

Non-GAAP Financial Measures
This press release and statements made during the above referenced webcast may include information relating to Adjusted EBITDA and Adjusted EBITDA margin, each of which the Securities and Exchange Commission has defined as a "non-GAAP financial measure."

We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items, such as restructuring costs. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue.

Adjusted EBITDA, which is not prepared under any comprehensive set of accounting rules or principles, has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of Yelp’s financial results as reported in accordance with generally accepted accounting principles in the United States (“GAAP”). In particular, Adjusted EBITDA should not be viewed as a substitute for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, Yelp's working capital needs;
•Adjusted EBITDA does not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as restructuring costs; and
•other companies, including those in Yelp’s industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, net income (loss) and Yelp’s other GAAP results.
The following is a reconciliation of net loss to Adjusted EBITDA, as well as the calculation of net loss margin and Adjusted EBITDA margin, for each of the periods indicated (in thousands, except percentages; unaudited):

	Three Months Ended March 31,
	2021	2020
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(5,796)	$(15,503)
Benefit from income taxes	(2,142)	(9,364)
Other income, net	(705)	(2,383)
Depreciation and amortization	13,083	12,358
Stock-based compensation	39,245	31,750
Restructuring	20	—
Adjusted EBITDA	$43,705	$16,858

Net revenue	$232,096	$249,901
Net loss margin	(2)%	(6)%
Adjusted EBITDA margin	19%	7%